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                                                                 EXHIBIT 99.1

              Mymetics Receives NIH Approval to Advance HIV Vaccine
                         Into Late Preclinical Studies

NYON, Switzerland, Dec. 17 /PRNewswire-FirstCall/ -- Mymetics Corporation (OTC:MYMX) (BULLETIN BOARD: MYMX) announced today that it has received approval from the National Institute of Allergy and Infectious Diseases (NIAID) of the National Institutes of Health (NIH) to begin advanced preclinical testing of the Company's trimeric gp41 vaccine in nonhuman primates. The study will run through the end of the third quarter of 2005, testing the second generation of HIV vaccines in development. Based on the results of the NIH-approved study, Mymetics expects to initiate advanced toxicology testing by the end of 2005 in preparation for filing an Investigational New Drug (IND) application in 2006.

Dr. Sylvain Fleury, Chief Scientific Officer of Mymetics, commented, "We are greatly pleased to have received our first formal recognition from the NIH for our program in HIV vaccinology. We have had strong results in this program to date, including neutralizing antibodies capable of blocking transcytosis and primary T cell and macrophage infections by primary HIV isolates. Our goal with the NIH-approved study is to further examine the potential of our gp41 vaccine approach and to gain additional data, including immunogenicity and stability, relevant to advancing our next-generation product."

Mymetics' Chief Executive Officer, Christian J.-F. Rochet, stated, "The NIAID-approved studies will place us among a small group of research teams poised to enter the clinic with a promising vaccine candidate. As we have previously announced, we anticipate signing in 2005 a partnership agreement with a major health sciences company to assist us in human clinical trials, for which we plan to file by 2006, pending the results of our preclinical program."

Mymetics' HIV Vaccine Program In 2003, Mymetics created its first-generation trimeric gp41 HIV vaccine candidate. The Company is now developing next-generation vaccines that contain a more complete sequence of the wild-type gp41, including key neutralizing epitopes. A primary objective in the Company's vaccine design program is to impair the molecular mimicry between gp41 and the IL-2 cytokine (Interleukin-2) of the infected host. Mymetics' researchers discovered this mimicry in 1997 and believe that it is a major reason underlying the shutting down of the immune system seen in patients with HIV and AIDS.

Mymetics Corporation is a biotechnology company focused on the development of human and animal vaccines and therapies in the field of retroviral and viral autoimmune diseases, including HIV-1 infection. The Company's key discovery is a fundamental though subtle three-dimensional mimicry between the viral envelope glycoprotein gp41 of HIV-1 and the IL-2 cytokine (Interleukin-2) of the infected host. Based on this understanding of molecular mimicry, Mymetics has been able to engineer gp41 proteins capable of eliciting neutralizing antibodies against primary HIV-1 strains and has also designed specific therapeutic molecules which have the potential to prevent and/or delay the disease. Mymetics' platform technology can also be applied to other retrovirus-related diseases that involve similar mimicries, including certain oncoviruses often associated with human leukemia. For more information, please visit Mymetics' Web site at http://www.mymetics.com/ .

Forward-Looking Statements Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements" that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the company's Form 10-K for the year ended December 31, 2003 and its Form 10-Q for the quarter ended September 30, 2004 for a discussion of such risks, uncertainties, and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future.

CONTACT: Ernest Luebke, CFO, Mymetics Corp., +41-22-363-1310, eluebke@mymetics.com

Web site: http://www.mymetics.com/

SOURCE Mymetics Corporation